UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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MEDIANET GROUP TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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MEDIANET GROUP TECHNOLOGIES, INC.

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486

(561) 417-1500

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholder,

This Information Statement is being mailed to you on or about August 1, 2012, as a record holder of common stock, par value $0.001 per share (the “Common Stock”), of MediaNet Group Technologies, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to inform you of (i) the approval on June 20, 2012 (the “Board Approval Date”) of resolutions by our Board of Directors proposing an amendment (the “Articles of Amendment”) to our Articles of Incorporation, as amended to date (the “Articles of Incorporation”), to change the name of the Company from “MediaNet Group Technologies, Inc.” to “DubLi, Inc.” (the “Name Change”) and (ii) our receipt of a written consent approving the Articles of Amendment, effective as of June 21, 2012, from Michael B. Hansen, our President and Chief Executive Officer, who, through his authority to vote shares held by a trust, has the authority to vote approximately 58% of the issued and outstanding Common Stock.

The written consent approving the Articles of Amendment was effected in lieu of a special meeting of the stockholders of the Company. Under Section 78.320 of the Nevada Revised Statutes (the “NRS”), any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then written consents of stockholders holding that proportion is required. Under the NRS and the Articles of Incorporation, the approval of the Articles of Amendment requires the affirmative vote or written consent of a majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote per share held of record on any matter that may properly come before the stockholders. In order to eliminate the costs and management time involved in holding a special meeting and to effect and authorize the Articles of Amendment as early as possible in order to accomplish the purposes described in this Information Statement, we obtained a written consent approving the Articles of Amendment from Mr. Hansen, who has the authority to vote a sufficient number of shares to approve the Articles of Amendment as required by the NRS.

As of the Board Approval Date, there were 368,551,055 shares of Common Stock issued and outstanding. Mr. Hansen, who has the authority to vote 214,178,946 shares, approximately 58%, of our issued and outstanding Common Stock as of the Board Approval Date, approved the Articles of Amendment. The resolutions adopted by the Board of Directors and the written consent of Mr. Hansen grant us the authority to file the Articles of Amendment with the Secretary of State of the State of Nevada (the “Secretary of State”), thereby effecting the Name Change. However, pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Articles of Amendment cannot be filed with the Secretary of State until at least 20 calendar days after the date this Information Statement is first mailed to our stockholders. Our Board of Directors has fixed the Board Approval Date as the record date for the determination of the stockholders entitled to notice of the Articles of Amendment and the Name Change. As a result, it is anticipated that the Articles of Amendment will be filed with the Secretary of State, and the Name Change will be effective, on or about August 21, 2012, or as soon thereafter as practicable.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matter described herein. This Information Statement is being furnished to all of our stockholders solely for the purpose of informing stockholders of the Articles of Amendment and Name Change described herein before it takes effect. A copy of the Articles of Amendment is attached to this Information Statement as Annex A.

We will pay the expenses of furnishing this Information Statement to stockholders, including the cost of preparing, assembling and mailing this Information Statement.

By Order of the Board of Directors,

Michael B. Hansen

President and Chief Executive Officer

August 1, 2012

Enclosures

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GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”), in lieu of a special meeting, to notify all stockholders of action taken by written consent by the Board of Directors and Michael B. Hansen, our President and Chief Executive Officer, who, through his authority to vote shares held by a trust, has the authority to vote approximately 58% of the issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), of the Company to approve an amendment to the Company’s Articles of Incorporation, as amended to date (the “Articles of Amendment”), to change the name of the Company from “MediaNet Group Technologies, Inc.” to “DubLi, Inc.” (the “Name Change”).

On June 20, 2012, the Company’s Board of Directors by unanimous written consent approved the Articles of Amendment and recommended that the Articles of Amendment be approved by the holders of at least a majority of the issued and outstanding shares of Common Stock. Michael B. Hansen approved the Articles of Amendment pursuant to a written consent that was effective as of June 21, 2012. The proposed Name Change will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada (the “Secretary of State”). The Company anticipates that the filing of the Articles of Amendment will occur on or about August 21, 2012 (the “Effective Date”).

Under Section 78.320 of the Nevada Revised Statutes (the “NRS”) and the Articles of Incorporation, an amendment to the Articles of Incorporation may be approved by the stockholders without a meeting if a written consent approving the Articles of Amendment is signed by stockholders holding at least a majority of the issued and outstanding shares of Common Stock. In order to eliminate the costs and management time involved in holding a special meeting and to effect the Name Change as early as possible in order to accomplish the purposes of the Company as described in this Information Statement, the Board of Directors of the Company voted to seek written consents to the Articles of Incorporation from stockholders holding at least a majority of the issued and outstanding shares of Common Stock.

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AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT NAME CHANGE

Our Board of Directors, acting by written consent dated June 20, 2012, approved a resolution authorizing, and recommending that our stockholders holding at least a majority of the issued and outstanding shares of Common Stock approve, a proposal to approve the Articles of Amendment to effect the Name Change. Subsequently, Michael B. Hansen executed a written consent authorizing and approving the proposal to approve the Articles of Amendment to effect the Name Change. The Name Change will become effective upon filing of the Articles of Amendment with the Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so. The form of Articles of Amendment is attached as Annex A to this Information Statement.

Purpose of the Name Change

On October 19, 2009, pursuant to a Merger Agreement dated as of August 10, 2009, and subsequently amended and restated on September 25, 2009, we acquired all of the issued and outstanding shares of CG Holdings Limited, a Cyprus limited company (“CG”). As a result of the merger, CG became a wholly owned subsidiary of the Company and CG’s subsidiaries became indirect subsidiaries of the Company. CG was organized as a holding company for certain companies operating under the “DubLi” name. Currently, the Company, together with its subsidiaries, is a global network marketing company that sells merchandise, predominantly consumer electronics, jewelry, and electronic gift cards to consumers through Internet-based auctions conducted under the trade name “DubLi.com.” The purpose of the name change is to match the Company’s name to the brand name “DubLi.”

Interests of our Executive Officers and Directors in the Name Change

No director or executive officer, or any affiliate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Name Change that is not shared by the other stockholders of the Company.

Approving Stockholder

The record date established by our Board of Directors for purposes of determining the number of issued and outstanding shares of Common Stock of the Company entitled to be voted on the Articles of Amendment was the Board Approval Date. As of the Board Approval Date, there were 368,551,055 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share held of record. A majority of the issued and outstanding shares of Common Stock was required to approve the Articles of Amendment.

Michael B. Hansen, our President and Chief Executive Officer, through his control of a trust, had the authority to vote 214,178,946 shares of Common Stock, representing approximately 58% of the voting power of the Company as of the Board Approval Date, gave his written consent to the Articles of Amendment described in this Information Statement effective as of June 21, 2012. Mr. Hansen’s address is The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.

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Approvals

We are not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the Articles of Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

•	advising stockholders of the action taken by written consent; and

•	giving stockholders advance notice of the corporate action to be taken, as required by the Exchange Act.

Effective Date of the Name Change

The Name Change will become effective immediately upon filing the Articles of Amendment with the Secretary of State. The proposed Articles of Amendment is attached as Annex A to this Information Statement. We will determine when such filing will occur, but we anticipate filing the Articles of Amendment on or about August 21, 2012, which is 20 days after the date of the mailing of this Information Statement, or as soon as practicable thereafter.

Absence of Appraisal Rights

The approval of the Articles of Amendment does not provide any other stockholder any right to dissent and obtain appraisal of or payment for such stockholder’s shares under the NRS or our Articles of Incorporation or Bylaws.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our Common Stock as of June 20, 2012 by: (1) each person or entity, or affiliated group of persons or entities, who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of our executive officers, and (4) our directors and officers as a group.

We have determined beneficial ownership in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”). These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before August 19, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The information as to the securities beneficially owned are based in part upon the following:

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•	a Schedule 13D filed by Zen Holding Group Limited (“Zen Holding”), Mr. Hansen and Mr. Saouma on June 24, 2010; and

•	all Form 3 and Form 4 filings of Mark Mroczkowski, Betina Dupont Sorensen, Andreas Kusche, Niels Thuesen, Lester Rosenkrantz, Blas Moros, Kent L Holmstoel, Zen Holding, Michel Saouma and Michael Hansen since May 24, 2010.

Percentage ownership of issued and outstanding shares of Common Stock is based on 368,551,055 shares of Common Stock issued and outstanding as of June 20, 2012.

	Amount and
	Nature of
	Beneficial		Percentage of
Name of Beneficial Owner	Ownership		Class Owned

Michel B. Hansen President, Chief Executive Officer and Director	219,178,946	(1)	58.67%
Andreas Kusche General Counsel	3,400,000	(2)	*
Betina Dupont Sorensen Head of Marketing	4,000,000	(3)	1.09%
Mark Mroczkowski Chief Financial Officer	4,089,800	(4)	1.11%
Niels Thuesen Chairman of the Board	2,625,000	(5)	*
Lester Rosenkrantz Director	1,000,000	(6)	*
Blas Moros Director	1,000,000	(7)	*
Directors and Executive Officers as a Group (7 persons)	235,293,746		62.47%

__________
*	Less than 1%.

(1)	Includes 214,178,946 shares of Common Stock held directly by Zen Trust (as defined below). During the period in which the Zen Trust holds these shares, Mr. Hansen is expected to have the right to vote, but not the right to dispose of, these shares. Includes options to purchase 5,000,000 shares of Common Stock exercisable within 60 days of June 20, 2012, but does not include options to purchase 20,000,000 shares of Common Stock which are scheduled to vest at a rate of 5,000,000 in each of the next four consecutive years beginning December 31, 2012. Mr. Hansen disclaims a pecuniary interest in all but 67,820,303 of the shares held by the Zen Trust and any other shares of Common Stock, including shares of Common Stock held by Ms. Dupont Sorensen or their adult children. As a member of Ms. Dupont Sorensen’s household, Mr. Hansen may be deemed to have a pecuniary interest in any shares held by Ms. Dupont Sorensen or their adult children. Mr. Hansen’s address is The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.

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(2)	Includes 3,400,000 shares of restricted stock held directly by Mr. Kusche, but does not include 1,000,000 shares of restricted stock which are scheduled to vest at a rate of 500,000 shares in each of the next two consecutive calendar quarters beginning June 30, 2012. Mr. Kusche’s address is 1 Emaar Boulevard, P.O. Box 888210, Dubai, U.A.E.

(3)	Includes 4,000,000 shares of restricted stock held directly by Ms. Dupont Sorensen, but does not include 1,000,000 shares of restricted stock which are scheduled to vest at a rate of 500,000 shares in each of the next two consecutive calendar quarters beginning June 30, 2012. Ms. Dupont Sorensen disclaims a pecuniary interest in any other shares of Common Stock, including those shares of Common Stock held by Mr. Hansen and their adult children. As a member of Mr. Hansen’s household, Ms. Dupont Sorensen may be deemed to have a pecuniary interest in any shares held by Mr. Hansen or their adult children. Ms. Dupont Sorensen’s address is The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.

(4)	Includes 3,589,800 shares of restricted stock held directly by Mr. Mroczkowski and options to purchase 500,000 shares of Common Stock exercisable within 60 days of June 20, 2012, but does not include options to purchase 500,000 shares of Common Stock which are scheduled to vest on September 30, 2012. Mr. Mroczkowski’s address is 8157 Saint Andrews Circle, Orlando, FL 32835.

(5)	Includes options to purchase 2,625,000 shares of Common Stock exercisable within 60 days of June 20, 2012, but does not include options to purchase 375,000 shares of Common Stock which are scheduled to vest at a rate of 125,000 shares in each of the next three consecutive calendar quarters beginning September 30, 2012. Mr. Thuesen’s address is Hammersholt byvey 40, 3400 Hilleroed, Denmark.

(6)	Includes 1,000,000 shares of restricted Common Stock held directly by Mr. Rosenkrantz, but does not include 1,000,000 shares of restricted stock that have not yet vested and are scheduled to vest at a rate of 250,000 shares in each of the next four consecutive calendar quarters beginning June 30, 2012. Mr. Rosenkrantz’ address is 1801 South Flagler Drive, Apt. 1703, West Palm Beach, FL 33401.

(7)	Includes 1,000,000 shares of restricted Common Stock held directly by Mr. Moros, but does not include 1,000,000 shares of restricted stock that have not yet vested and are scheduled to vest at a rate of 250,000 shares in each of the next four consecutive calendar quarters beginning June 30, 2012. Mr. Moros’ address is 8775 Twin Lake Drive, Boca Raton, FL 33496.

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Two Step Transfer of Common Stock to DubLi.com Beneficiaries and Lenox Beneficiaries

On October 19, 2009, the Company completed the merger of CG Holdings Limited, a Cyprus limited company (“CG”), at the time an entity unrelated to the Company, into a subsidiary of the Company. As consideration for all of the outstanding shares of CG, the Company issued Zen Holding, the sole shareholder of CG, 5,000,000 shares of Series A Preferred Stock of the Company. The Company and Michael Hansen expected that Mr. Hansen, other investors in DubLi.com, LLC (such other investors are defined as the “DubLi.com Beneficiaries”) and various employees of Lenox Resources, LLC (the “Lenox Beneficiaries” and together with the DubLi.com Beneficiaries, the “Beneficiaries”) would receive from Zen Holding 1,141,933 shares of Series A Preferred Stock issued to Zen Holding in the connection with the merger.

In May 2010, the Company announced that:

•	Zen Holding had returned to the Company 1,141,933 shares of Preferred Stock, which were convertible into 63,393,933 shares of Common Stock (the “Loyalty Shares”);

•	the Company intended to use 62,679,116 of the Loyalty Shares to purchase, in a registered tender offer, various outstanding interests in DubLi.com, LLC from the DubLi.com Beneficiaries; and

•	the Company intended to transfer 714,817 of the Loyalty Shares to the Lenox Beneficiaries.

Prior to completing the acquisition of the interests in Dubli.com, LLC, DubLi.com, LLC ceased operations. Accordingly, the Company determined not to proceed with the acquisition. Nevertheless, the Company decided to transfer the Loyalty Shares to the Dubli.com Beneficiaries and the Lenox Beneficiaries because: (i) substantially all of the DubLi.com Beneficiaries are former Business Associates of DubLi Network, LLC, an indirect subsidiary of the Company, and current Business Associates of DubLi Network Limited, a wholly owned subsidiary of the Company; (ii) substantially all of the Lenox Beneficiaries have been and are currently employees or consultants of the Company, (iii) notwithstanding the financial failure of DubLi.com, LLC, the Company believes that the DubLi Network, LLC Business Associates assisted the Company to build brand awareness for the DubLi.com trade name; and (iv) consistent with many of their expectations, the Company wanted the Dubli.com Beneficiaries and the Lenox Beneficiaries to have an ownership interest in the Company.

Accordingly, on March 28, 2011 (the “Initial Transfer Date”), the Company transferred the Loyalty Shares to a trust (the “Trust”) established under the laws of Panama pursuant to the terms and conditions set forth in the trust agreement dated February 25, 2011 (the “Original Trust Agreement”) between the Company and Batista Guerra y Asociados, an independent Panamanian law firm that administers the Trust (the “Trustee”). . The Company initially expected that the Loyalty Shares would be transferred by the Trust to the Beneficiaries (the “Two Step Transfer”) on or after March 28, 2012 (the “Inital Transfer Date”). On July 5, 2012, the Company and the Trustee entered into an amendment to the Original Trust Agreement (as amended, the “Trust Agreement”), effective as of March 29, 2012, which extended the Initial Transfer Date to June 30, 2012 (the “Final Transfer Date”).

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The Company believes the Two Step Transfer process is preferable to conducting some form of registered offering in the United States and numerous other countries due to, among other things, the projected expense and time required to complete registered offerings in numerous jurisdictions.

Establishment of the Trust and Issuance of the Loyalty Shares

The Two Step Transfer process is governed by the share transfer agreement, dated February 25, 2011 (“Share Transfer Agreement”).  The Company was not required to issue the Loyalty Shares to the Trust until prior satisfaction of the following, among other things: (1) the terms of the Share Transfer Agreement were publicly disclosed by the Company at least 20 days prior to the issuance of the Loyalty Shares to the Trust; (2) on or prior to the Initial Transfer Date, there were no unresolved comments from the SEC or any other comparable foreign or U.S. State regulator with respect to the transactions contemplated by the Share Transfer Agreement; and (3) on or prior to the Initial Transfer Date, the Company had not received notice of any demand, claim or a threatened claim with respect to the transactions contemplated by the Share Transfer Agreement.

Terms and Conditions of the Trust

The Trustee is required to transfer the Loyalty Shares to the Beneficiaries without requiring any payment or other consideration from the Beneficiaries (other than any transfer taxes or tariffs that may be imposed in connection with the transfer).  In order to receive the Loyalty Shares, each Beneficiary will be required to complete, execute and return to the Company an affidavit (the “Beneficiary Representation Affidavit”) certifying that the Beneficiary, among other things:

•	(a) is not a “U.S. Person” and is not acquiring the securities for the account or benefit of any “U.S. Person” or (b) if a “U.S. Person,” that such Beneficiary is an “Accredited Investor;”

•	If a non-”U.S. Person,” (i) is acquiring the Loyalty Shares in an offshore transaction within the meaning of and in accordance with Rules 901 and 904 of Regulation S, (ii) is not acquiring, and has not entered into any discussions regarding the acquisition of, the Loyalty Shares while in the United States or any of its territories or possessions, (iii) the Loyalty Shares are being transferred without registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of an exemption that depends, in part, on the accuracy of the representations made by such person, and (iv) such person is familiar with the rules and restrictions set forth in Regulation S and has not undertaken and will not undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Loyalty Shares;

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•	has received an information memorandum relating to the transfer of the Loyalty Shares;

•	has had access to such financial information and other information concerning the Company and the Loyalty Shares;

•	understands and agrees that the Beneficiary is receiving the Loyalty Shares pursuant to Regulation S, Regulation D or another applicable exemption from the registration requirements of the Securities Act; and

•	has not provided, and will not provide, any monetary or other consideration, directly or indirectly, to the Company, the Trust, the trustee, or any of their affiliates in exchange for the Loyalty Shares.

No Beneficiary shall have any right, title or interest of any kind in the Loyalty Shares until such time, if ever, that the Trustee transfers Loyalty Shares to the subject Beneficiary in accordance with the terms of the Trust.

Until the Final Transfer Date, the Trustee has agreed not to, among other things: (1) vote the Loyalty Shares or enter into any form of voting agreement to vote other shares of Common Stock of the Company or to allow another person to vote the Loyalty Shares; (2) propose nominees to the Company’s Board of Directors or solicit proxies with respect to election of directors; (3) voluntarily pledge, encumber or in any other way subject the Loyalty Shares to any form of liens or security interests of any kind; (4) incur indebtedness of any kind (5) acquire any additional shares of Common Stock; (6) engage in any form of hedging transaction involving Common Stock; or (7) take any other action to control or influence the control of the Company.

The stock certificate representing the Loyalty Shares and issued in the name of the Trust include legends indicating that the securities have not been registered under the Securities Act and, prior to the expiration of the “distribution compliance period” (as defined in Rule 902 of Regulation S promulgated under the Securities Act), may not be offered or sold in the United States or to “U.S. Persons” unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available, and that hedging transactions involving the Loyalty Shares may not be conducted unless in compliance with the Securities Act.

The Trust will terminate no later than three months following the Final Transfer Date; provided that, if necessary to accomplish the purpose of the Trust, the Trustee may extend the term of the Trust for up to an additional six months. In the event that any Beneficiary does not complete, execute and return the Beneficiary Representation Affidavit to the Company, then the Loyalty Shares that otherwise would have been transferred to such Beneficiary will, subject waiver by the Company, be returned to the Company free and clear of all liens and cancelled.

As of July 25, 2012, the Company has received completed and executed Affidavits from Beneficiaries entitled to receive 58,359,018 of the Loyalty Shares.

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Zen Trust

Zen Holding informed the Company that on March 28, 2011 it distributed via a dividend all 214,178,946 of the shares of Common Stock  Zen Holding owned and held for the indirect benefit of its various investors (the “Zen Trust Shares”) to a trust (the “Zen Trust”) established under the laws of Panama pursuant to the terms and conditions set forth in the trust agreement dated February 25, 2011 (the “Original Zen Trust Agreement”) between the Company and Batista Guerra y Asociados, an independent Panamanian law firm that administers the Trust (the “Zen Trustee”).  The Zen Trust was initially expected to transfer all of the Zen Trust Shares to its beneficial owners (the “Zen Beneficiaries”) on or after the Initial Transfer Date (the “Zen Two Step Transfer”).  On July 5, 2012, Zen Holding informed the Company that Zen Holding and the Zen Trustee entered into an amendment to the Original Zen Trust Agreement (as amended, the “Zen trust Agreement”), effective as of March 29, 2012, which extended the Initial Transfer Date to the Final Transfer Date (i.e., June 30, 2012).

While the Zen Trust holds the Zen Trust Shares, Michael Hansen, the Company’s President and Chief Executive Officer, has the right to vote and make investment decisions with respect to the Zen Trust Shares.

The Zen Trustee is required to transfer the Zen Trust Shares to the Zen Beneficiaries on the Final Transfer Date without requiring any payment or other consideration from the Zen Beneficiaries (other than any transfer taxes or tariffs that may be imposed in connection with the transfer). In order to receive the Zen Trust Shares, each Zen Beneficiary will be required to complete execute and return to the Company a beneficiary representation affidavit certifying that the Zen Beneficiary, among other things, satisfy the conditions set forth above with regard to the Beneficiaries.

The Zen Trust will terminate no later than three months following the Final Transfer Date; provided that, if necessary to accomplish the purpose of the Zen Trust, the Zen Trustee may extend the term of the Zen Trust for up to an additional six months. In the event that any Zen Beneficiary does not complete, execute and return the Beneficiary Representation Affidavit to the Company, then the Zen Trust Shares that otherwise would have been transferred to such Zen Beneficiary will, subject waiver by Zen Holding, be returned to Zen Holding free and clear of all liens.

As of July 25, 2012, the Company has received completed and executed beneficiary Representation Affidavits from Zen Beneficiaries entitled to receive 210,739,103 of the Zen Trust Shares.

Exemption from Registration and Transferability

As the beneficiaries have not and will not provide any monetary or other consideration to the Company, Zen Holding, the trusts, the trustees, or any of their affiliates in exchange for the shares, the Company believes that there was no “sale” as defined in Section 2(a)(3) of the Securities Act of the Loyalty Shares or the Zen Trust Shares. Likewise, the Company believes that there will be no “sale” when the Loyalty Shares and the Zen Trust Shares are transferred to the Beneficiaries and the Zen Beneficiaries, respectively. Accordingly, the Company believes that the transfer of the Loyalty Shares and the Zen Trust Shares to the Trust and the subsequent distribution of the Loyalty Shares and the Zen Trust Shares to the Beneficiaries and the Zen Beneficiaries do not require registration under the Securities Act.

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Although the Company believes that no “sale” of the Loyalty Shares or the Zen Trust Shares occurred upon the issuance by the Company or by Zen Holding, the Company believes that such transfers were exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder. Similarly, the transfer of the shares by the trusts to the beneficiaries is expected to be exempt from registration under the Securities Act pursuant to Regulation D and Regulation S promulgated thereunder.

The Company believes that the beneficiaries will be permitted to tack the holding period of the trusts to their holding period. Accordingly, other than the four affiliates of the Company who must aggregate the amount each person will sell under Rule 144 to determine compliance with Rule 144’s volume limitation for the first year following the transfer from the trusts to the affiliates, the beneficiaries will be permitted to freely transfer the shares under Rule 144.

Result of the Two Step Transfer

The following table sets forth the expected beneficial ownership of the Common Stock of the Company as of the Final Transfer Date (assuming the Final Transfer Date was the date hereof) for each of our greater than 5% shareholders, directors, named executive officers and by all of our directors and executive officers as a group.  For purposes of this table, we have assumed that (i) the Two Step Transfer has occurred; and (ii) the Zen Two Step Transfer has occurred.  Furthermore, for purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, which focuses on the power to vote shares or make investment decisions with respect to such shares, potentially irrespective of any pecuniary interest in such shares.  The information as to the securities beneficially owned are based upon the following:

•	a Schedule 13D filed by Zen Holding, Mr. Hansen and Mr. Saouma on June 24, 2010;

•	a draft Schedule 13D expected to be signed by the Zen Trustee (defined below) and expected to be filed jointly by the Zen Trust and Zen Holding in connection with the establishment of the Zen Trust; and

•	all Form 3 and Form 4 filings of Michel B. Hansen, Andreas Kusche, Betina Dupont Sorensen, Mark Mroczkowski, Charles Arizmendi, Niels Thuesen, Lester Rosenkrantz, Blas Moros, Zen Holding, and Michel Saouma since May 24, 2010.

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	Amount and
	Nature of
	Beneficial		Percentage of
Name of Beneficial Owner	Ownership (1)		Class Owned (2)

Michel B. Hansen President, Chief Executive Officer and Director	72,820,304	(3)	19.49%
Andreas Kusche General Counsel	3,400,000	(4)	*
Betina Dupont Sorensen Head of Marketing	4,000,000	(5)	1.09%
Mark Mroczkowski Chief Financial Officer	4,089,800	(6)	1.11%
Niels Thuesen Chairman of the Board	2,625,000	(7)	*
Lester Rosenkrantz Director	1,000,000	(8)	*
Blas Moros Director	1,000,000	(9)	*
Directors and Executive Officers as a Group (7 persons)	88,935,104		23.61%
Joseph Saouma	63,833,409	(10)	17.32%
Tom Kjaer	41,635,931	(11)	11.30%
Total Affiliates	194,404,444		51.61%

__________
*	Less than 1%.

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options and warrants and upon conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date hereof have been exercised or converted.

(2)	Applicable percentage ownership is based on 368,551,055 shares of Common Stock outstanding as of June 20, 2012, which includes the issuance of all of the Loyalty Shares.

(3)	During the period in which the Zen Trust holds the Zen Trust Shares, Mr. Hansen is expected to have the right to vote the Zen Shares. As of the deemed Final Transfer Date, Mr. Hansen is expected to personally hold 67,820,304 shares of issued and outstanding Common Stock, 18.40% of the issued and outstanding shares of our Common Stock. Includes options to purchase 5,000,000 shares of Common Stock exercisable within 60 days of June 20, 2012, but does not include options to purchase 20,000,000 shares of Common Stock which are scheduled to vest at a rate of 5,000,000 in each of the next four consecutive years beginning December 31, 2012. Mr. Hansen disclaims a pecuniary interest in any other shares of Common Stock, including shares of Common Stock held by Ms. Dupont Sorensen or their adult children. As a member of Ms. Dupont Sorensen’s household, Mr. Hansen may be deemed to have a pecuniary interest in any shares held by Ms. Dupont Sorensen or their adult children. Mr. Hansen’s and Ms. Dupont Sorensen’s address is The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.

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(4)	Includes 3,400,000 shares of restricted stock held directly by Mr. Kusche, but does not include 1,000,000 shares of restricted stock which are scheduled to vest at a rate of 500,000 shares in each of the next two consecutive calendar quarters. Mr. Kusche’s address is 1 Emaar Boulevard, P.O. Box 888210, Dubai, U.A.E.

(5)	As of the deemed Final Transfer Date, Ms. Dupont Sorensen is expected to personally hold 4,000,000 shares of Common Stock, approximately 1% of the outstanding shares of our Common Stock, which includes 4,000,000 shares of restricted stock held directly by Ms. Dupont Sorensen, but does not include 1,000,000 shares of restricted stock which are scheduled to vest at a rate of 500,000 shares in each of the next two consecutive calendar quarters. Ms. Dupont Sorensen disclaims a pecuniary interest in any other shares of Common Stock, including those shares of Common Stock held by Mr. Hansen and their adult children. As a member of Mr. Hansen’s household, Ms. Dupont Sorensen may be deemed to have a pecuniary interest in any shares held by Mr. Hansen or their adult children. Ms. Dupont Sorensen’s address is The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.

(6)	Includes 3,589,800 shares of restricted stock held directly by Mr. Mroczkowski and options to purchase 500,000 shares of Common Stock exercisable within 60 days of June 20, 2012, but does not include options to purchase 500,000 shares of Common Stock which are scheduled to vest at September 30, 2012. Mr. Mroczkowski’s address is 8157 Saint Andrews Circle, Orlando, FL 32835.

(7)	Includes options to purchase 2,625,000 shares of Common Stock exercisable within 60 days of June 20, 2012, but does not include options to purchase 370,000 shares of Common Stock which are scheduled to vest at a rate of 125,000 in each of the next three consecutive calendar quarters beginning September 30, 2012. Mr. Thuesen’s address is Hammersholt byvey 40, 3400 Hilleroed, Denmark.

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(8)	Includes 1,000,000 shares of restricted Common Stock held by Mr. Rosenkrantz, but does not include 1,000,000 shares of restricted Common Stock which are scheduled to vest at a rate of 250,000 in each of the next four consecutive calendar quarters beginning June 30, 2012. Mr. Rosenkrantz’ address is 1801 South Flagler Drive, Apt. 1703, West Palm Beach, FL 33401.

(9)	Includes 1,000,000 shares of restricted Common Stock held by Mr. Moros, but does not include 1,000,000 shares of restricted Common Stock which are scheduled to vest at a rate of 250,000 in each of the next four consecutive calendar quarters beginning June 30, 2012. Mr. Moros’ address is 8775 Twin Lake Drive, Boca Raton, FL 33496.

(10)	Mr. Joseph Saouma’s address is Amine Gemayelstreet 226, Beirut, Achrafieh, Lebanon.

(11)	Mr. Tom Kjaer’s address is P.O. Box 282303, Dubai, U.A.E.

The foregoing table includes the shares expected to be held by the Trust between the Initial Transfer Date and the Final Transfer Date. Between the Initial Transfer Date and the Final Transfer Date, the Trust has agreed not to vote the shares and to only transfer the shares in accordance with the Trust Agreement.

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AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected at the public reference facilities of the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. In addition, these reports, proxy statements and other information, including this Information Statement, are available from the EDGAR filings obtained through the SEC’s website (http://www.sec.gov).

NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

MEDIANET GROUP TECHNOLOGIES, INC.
Attn: Secretary
5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(561) 417-1500

Stockholders may also address future requests for separate delivery of information statements, annual reports and proxy statements, or request delivery of a single copy of information statements, annual reports and proxy statements if they are receiving multiple copies, to us at the address listed above or by contacting us by telephone at (561) 417-1500.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,
/s/ Michael B. Hansen
Michael B. Hansen President and Chief Executive Officer

Boca Raton, Florida

August 1, 2012

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ANNEX A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of MediaNet Group Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Corporation Law of the State of Nevada (the “Nevada Corporation Law”), for the purpose of amending the Corporation’s Articles of Incorporation, as amended to the date hereof (the “Articles of Incorporation”), hereby certifies, pursuant to Section 78.390 of the Nevada Corporation Law, as follows:

FIRST:  The name of the Corporation is MediaNet Group Technologies, Inc.

SECOND: That the Board of Directors of the Corporation by unanimous written consent dated June 20, 2012 adopted a resolution to amend the Articles of Incorporation as follows:

THIRD:  The Articles of Incorporation of the Corporation are hereby amended by striking out Article I thereof and by substituting in lieu thereof the following Article I:

Article I. The name of the corporation is “DubLi, Inc.”

FOURTH: The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 368,551,055. The said amendment has been approved by stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment to Articles of Incorporation this [    ] day of [             ], 2012 and affirms the statements contained herein as true under penalty of perjury.

MediaNet Group Technologies, Inc.

By:
Name: [ ]
Title: [ ]